                                                                    Exhibit 10.4

                                                       [NORTEL CREDIT AGREEMENT]


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                                CREDIT AGREEMENT

                                   dated as of

                                December 21, 2001

                                      among

                            AT&T LATIN AMERICA CORP.,


                     LATIN AMERICAN EQUIPMENT FINANCE, B.V.,


                            The Lenders Party Hereto,

                                       and

                             BANKERS TRUST COMPANY,
                             as Administrative Agent



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

                                TABLE OF CONTENTS
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                                                                                                      PAGE
                                                                                                      ----

                                                ARTICLE I
                                               DEFINITIONS

         SECTION 1.01.  DEFINED TERMS....................................................................1
         SECTION 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS..........................................10
         SECTION 1.03.  TERMS GENERALLY.................................................................10
         SECTION 1.04.  ACCOUNTING TERMS; GAAP..........................................................10
         SECTION 1.05.  PROVISIONS OF COMMON AGREEMENT, COLLATERAL AGENCY AGREEMENT AND FUNDING
                        AGREEMENT.......................................................................11


                                                ARTICLE II
                                                THE LOANS

         SECTION 2.01.  COMMITMENTS.....................................................................12
         SECTION 2.02.  LOANS AND BORROWINGS............................................................12
         SECTION 2.03.  REQUESTS FOR BORROWINGS.........................................................13
         SECTION 2.04.  FUNDING OF BORROWINGS...........................................................14
         SECTION 2.05.  INTEREST ELECTIONS..............................................................15
         SECTION 2.06.  TERMINATION AND REDUCTION OF COMMITMENTS........................................16
         SECTION 2.07.  REPAYMENT OF LOANS; EVIDENCE OF DEBT............................................16
         SECTION 2.08.  AMORTIZATION OF LOANS...........................................................17
         SECTION 2.09.  PREPAYMENT OF LOANS.............................................................18
         SECTION 2.10.  FEES............................................................................18
         SECTION 2.11.  INTEREST........................................................................19
         SECTION 2.12.  ALTERNATE RATE OF INTEREST......................................................20
         SECTION 2.13.  INCREASED COSTS.................................................................20
         SECTION 2.14.  BREAK FUNDING PAYMENTS..........................................................21
         SECTION 2.15.  TAXES...........................................................................22
         SECTION 2.16.  PAYMENTS GENERALLY; PRO RATA TREATMENT..........................................24
         SECTION 2.17.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS..................................25
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                                       i

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                                               ARTICLE III
                                      REPRESENTATIONS AND WARRANTIES

                                                ARTICLE IV
                                                CONDITIONS

         SECTION 4.01.  EFFECTIVE DATE..................................................................26
         SECTION 4.02.  EACH BORROWING..................................................................26


                                                ARTICLE V
                                          AFFIRMATIVE COVENANTS

         SECTION 5.01.  COVENANTS CONTAINED IN THE COMMON AGREEMENT.....................................27
         SECTION 5.02.  USE OF PROCEEDS.................................................................27


                                                ARTICLE VI
                                            NEGATIVE COVENANTS

                                               ARTICLE VII
                                            EVENTS OF DEFAULT

                                               ARTICLE VIII
                                                THE AGENTS
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                                       ii

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                                                ARTICLE IX
                                              MISCELLANEOUS

         SECTION 9.01.  NOTICES.........................................................................31
         SECTION 9.02.  WAIVERS; AMENDMENTS.............................................................32
         SECTION 9.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER..............................................33
         SECTION 9.04.  SUCCESSORS AND ASSIGNS..........................................................34
         SECTION 9.05.  SURVIVAL........................................................................37
         SECTION 9.06.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS........................................37
         SECTION 9.07.  SEVERABILITY....................................................................37
         SECTION 9.08.  RIGHT OF SETOFF.................................................................38
         SECTION 9.09.  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS......................38
         SECTION 9.10.  WAIVERS.........................................................................39
         SECTION 9.11.  HEADINGS........................................................................40
         SECTION 9.12.  CONFIDENTIALITY.................................................................40
         SECTION 9.13.  INTEREST RATE LIMITATION........................................................40
         SECTION 9.14.  JUDGMENT CURRENCY...............................................................41


SCHEDULES:

Schedule 2.01    -- Commitments
Schedule 5.02(a) -- Refinanced Obligations
Schedule 5.02(b) -- Previously Paid Amounts
Schedule 5.02(c) -- Permitted Competitors' Products
Schedule 9.04(b) -- Assignee Representations

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


                                    CREDIT AGREEMENT dated as of December 21,
                           2001, among AT&T LATIN AMERICA CORP., a Delaware corporation, LATIN AMERICAN EQUIPMENT FINANCE B.V., a limited liability company organized under the laws of the Netherlands, the LENDERS party hereto, and BANKERS TRUST COMPANY, as Administrative Agent.

                  Holdings (such term, and each other capitalized term used in this preliminary statement, having the meaning assigned to it in Section 1.01 of this Agreement or the meaning as incorporated by reference therein) desires to install and operate the Project and is entering into the Nortel Supply Contract in order to purchase certain equipment and services necessary for the Project. In order to obtain financing for such purchases, Holdings and the Borrower are entering into this Agreement. The respective parties hereto desire to enter into this Agreement in order to provide for certain terms and conditions of the Loans hereunder. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01. DEFINED TERMS. Terms defined in the Common Agreement and not otherwise defined herein have the respective meanings set forth in the Common Agreement. In addition, as used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "ADJUSTED LIBO RATE" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "ADMINISTRATIVE AGENT" means Bankers Trust Company, in its capacity as administrative agent for the Lenders hereunder.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an administrative questionnaire in a form supplied by the Administrative Agent.

                  "AGENTS" means the Administrative Agent and the Collateral Agent.

                  "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "APPLICABLE MARGIN" means, for any day, with respect to any
ABR Borrowing or LIBOR Borrowing, the applicable rate per annum set forth below under the caption "ABR Margin" or "LIBOR Margin", respectively, based on the
Leverage Ratio as of the most recent determination date:
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                          LEVERAGE RATIO                 ABR MARGIN                  LIBOR MARGIN
-----------------------------------------------------------------------------------------------------------
    Category 1             > 8.0 to 1.0                    4.625%                       5.625%
-----------------------------------------------------------------------------------------------------------
    Category 2             > 6.0 to 1.0                    3.875%                       4.875%
                         but < 8.0 to 1.0
                             -
-----------------------------------------------------------------------------------------------------------
    Category 3             > 5.0 to 1.0                    3.125%                       4.125%
                         but < 6.0 to 1.0
                             -
-----------------------------------------------------------------------------------------------------------
    Category 4             > 4.0 to 1.0                    2.375%                       3.375%
                         but < 5.0 to 1.0
                             -
-----------------------------------------------------------------------------------------------------------
    Category 5             < 4.0 to 1.0                    1.625%                       2.625%
                           -
===========================================================================================================
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For purposes of the foregoing, (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of each fiscal year based upon Holdings's consolidated financial statements delivered pursuant to Section 5.01(a) or (b)
of the Common Agreement and (b) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; PROVIDED that the Leverage Ratio shall be deemed to be in Category 1 (i) at the option of the Administrative Agent or the Required Lenders, at any time that an Event of
Default has occurred and is continuing, (ii) at the option of the Administrative
Agent or the Required Lenders, if Holdings and the Borrower fail to deliver the consolidated financial statements required to be delivered by them pursuant to
Section 5.01(a) or (b) of the Common Agreement within the period specified therein for delivery thereof, during the period from the expiration of the period specified therein for delivery thereof until such consolidated financial statements are delivered and (iii) at all times prior to the Syndication
Milestone Date.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose



                                       2
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consent is required by Section 9.04), and accepted by the Administrative Agent, in a form approved by the Administrative Agent.

                  "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Availability Termination Date and the date of termination (including by reason of full utilization) of the Commitments hereunder.

                  "AVAILABILITY TERMINATION DATE" means June 29, 2004.

                  "BORROWER" means Latin American Equipment Finance, B.V., a limited liability company organized under the laws of the Netherlands.

                  "BORROWING" means a Loan or group of Loans of the same Class and Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

                  "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

                  "CAPITALIZED BORROWING" means any Borrowing of Loans for the sole purpose of paying, and the proceeds of which are applied solely to pay, accrued interest on any Loans payable hereunder or any fees payable hereunder.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CHARGES" has the meaning set forth in Section 9.13.

                  "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Loans or Tranche B Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Commitment or Tranche B Commitment.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL AGENT" means ABN AMRO Trustees Limited, as collateral and intercreditor agent for the Holders (as defined in the Collateral Agency Agreement). Section 7.01(e) of the Collateral Agency Agreement provides



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that the Collateral Agent may appoint one or more sub-agents to act for it, and, as used herein, the term "Collateral Agent" means and includes any such sub-agent, as the context requires.

                  "COMMITMENT" means a Tranche A Commitment, a Tranche B Commitment or any combination thereof (as the context requires).

                  "COMMON AGREEMENT" means the Common Agreement dated as of December 21, 2001, among Holdings, the Borrower, the Administrative Agent, the other administrative agents party thereto and the Collateral Agent.

                  "ELIGIBLE ASSIGNEE" means (a) any Lender under any Participating Credit Agreement or any Affiliate of any such Lender; (b) any Supplier or any Affiliate of any Supplier; (c) any subcontractor of any Supplier or any Affiliate of any such subcontractor that, in the case of any assignee of a Commitment, has long term indebtedness rated BBB or better by S&P or Baa3 or better by Moody's, or commercial paper having one of the two highest credit ratings obtainable from S&P or Moody's; (d) a commercial bank or savings and loan association or savings bank organized under the laws of the United States of America or any state thereof that has total assets in excess of $1,000,000,000; (e) a commercial bank organized under the laws of any other country that is a member of the Basel Accord and the Organization of Economic Cooperation and Development (the "OECD") or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized, another country that is described in this clause (e) or the United States of America; (f) the central bank of any country that is a member of the OECD or any Affiliate thereof; (g) a finance company, insurance company or other financial institution or any Affiliate thereof or fund (whether a corporation, partnership, trust or other entity) that is organized in the United States of America or a country that is described in clause (e) above and that makes, purchases or otherwise invests in commercial loans in the ordinary course of its business and has total assets in excess of $1,000,000,000 (for purposes of calculating such amount with respect to a fund, there shall be included the total assets of each other fund that invests in commercial loan assets that is advised by the same investment advisor as such fund or by an Affiliate of such investment advisor); (h) any export credit agency or export-import bank of any country that is a member of the OECD; (i) any multilateral agency; and (j) any other Person approved by Holdings, such approval not to be unreasonably withheld; PROVIDED that no Competitor of Holdings and its Subsidiaries shall qualify as an "Eligible Assignee" under this definition unless the maturity of the Loans has been accelerated.

                  "EXCLUDED TAXES" means, with respect to either Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on (or measured by) its net income, franchise taxes or similar taxes, in each case imposed (i) by the United States of America, or by the jurisdiction under the laws of which such

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recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) by reason of any connection between the jurisdiction imposing such tax and such Agent, Lender or recipient, other than a connection arising from such Agent, Lender or recipient having executed, delivered or performed its obligations under, or having received payments under or enforced, this Agreement, the other Loan Documents, the Supply Contracts or the Project Documents, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is attributable to such Foreign Lender's failure to comply with Section 2.15(e).

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FOREIGN LENDER" means any Lender or Agent that is organized under the laws of a jurisdiction other than the jurisdiction in which the Borrower is organized or located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "FRONTING COMMITMENT" means a Commitment that is assigned by a Nortel Lender pursuant to an Assignment and Acceptance designating the assigned Commitment as a "Fronting Commitment".

                  "FUNDING AGENT" means the Person designated under the Funding Agreement as the agent for purposes of receiving and disbursing the proceeds of Loans.

                  "HOLDINGS" means AT&T Latin America Corp., a Delaware corporation.

                  "ICA EXEMPTION ORDER" means an order by the SEC under Section 6(c) of the Investment Company Act of 1940 granting the Borrower an exemption from regulation as an investment company under Section 6(c) of the Investment Company Act of 1940.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

                  "INTEREST ELECTION REQUEST" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

                  "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

                  "INTEREST PERIOD" means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two or three months thereafter; PROVIDED, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBOR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "LIBO RATE" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent (or, if the Administrative Agent at the time is not a commercial bank, any commercial bank based in New York City reasonably selected by the Administrative Agent for the purpose of quoting such rate, provided that such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LOAN" means any loan made to the Borrower pursuant to this Agreement.

                  "MATURITY DATE" means June 30, 2008.

                  "MAXIMUM RATE" has the meaning set forth in Section 9.13.

                  "MINIMUM THIRD PARTY SYNDICATION" means a single syndication of Loans and Commitments outstanding under the Initial Participating Credit Agreements pursuant to which the Suppliers and their Affiliates transfer to Third Parties Loans and/or Commitments outstanding under the Initial Participating Credit Agreements in an aggregate principal amount equal to at least 25% of the aggregate principal amount of all of the Loans and Commitments outstanding under the Initial Participating Credit Agreements on the date of such transfer; PROVIDED that a Loan or Commitment so transferred shall not be treated as having been transferred for purposes of determining such 25% if any Supplier or Affiliate thereof shall have Guaranteed, or otherwise is directly or indirectly liable for, the obligations of the Borrower in respect of such Loan or any Loans to be made pursuant to such Commitment. For purposes of this definition, "Third Party" means any Person that is not (a) a Supplier or an Affiliate of a Supplier or (b) an export credit agency, export-import bank or similar institution of any country, unless and until the Loans transferred to such export credit agency, export-import bank or similar institution have been transferred by it without a guarantee or other credit support that would make the investment in such Loans not primarily based on the credit of the Borrower, Holdings and the Subsidiaries.

                  "NON-NORTEL LENDERS" means, at any time, any Lenders other than Nortel Lenders.

                  "NORTEL" means Nortel Networks Limited.

                  "NORTEL LENDER" means, at any time, each of (a) Nortel and any Affiliates of Nortel that are Lenders at such time, (b) any Lender that holds Loans Guaranteed by or otherwise subject to credit support provided by Nortel or any Affiliate of Nortel, (c) any Lender that is subject to any agreement or arrangement pursuant to which Nortel or any Affiliate of Nortel has the right to direct, or to consent to or approve of the exercise of, any voting rights of such Lender in respect of the Loans held by such Lender or (d) any Lender that holds any Commitments that, when funded, would result in Loans subject to (i) Guarantees or other credit support described in clause (b) of this definition or
(ii) any agreement or arrangement described in clause (c) of this definition.



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

                  "NORTEL LOAN" means any Loan that is held by any Nortel Lender or any Affiliate thereof or that is Guaranteed by Nortel or any Affiliate thereof or for any portion of which Nortel or any Affiliate thereof is otherwise directly or indirectly liable.

                  "OTHER TAXES" means any and all present or future stamp or documentation taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Documents or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PARTICIPANT" has the meaning set forth in Section 9.04(e).

                  "PRIME RATE" means the rate of interest per annum published from time to time in the "Money Rates" column (or any successor column) of The Wall Street Journal as the prime rate or, if such rate shall cease to be so published or is not available for any reason, the rate of interest publicly announced from time to time by any commercial bank based in New York City reasonably selected by the Administrative Agent for the purpose of quoting such rate; PROVIDED that if at any time the Person serving as Administrative Agent is a commercial bank with an office in New York City then the "Prime Rate" shall be the rate of interest per annum publicly announced from time to time by such bank as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "REGISTER" has the meaning set forth in Section 9.04(c).

                  "REQUIRED ENFORCEMENT LENDERS" means, at any time, Lenders having outstanding Loans hereunder representing more than 50% of the sum of the total outstanding Loans hereunder at such time; PROVIDED that at any time that there are any Non-Nortel Lenders and the Non-Nortel Lenders do not hold Loans outstanding hereunder representing at least 50% of the total Loans outstanding hereunder at such time, "Required Enforcement Lenders" means either (a) Lenders having outstanding Loans representing more than 50% of the total outstanding Loans hereunder at such time or (b) Non-Nortel Lenders having outstanding Loans representing more than 50% of the total outstanding Loans hereunder held by Non-Nortel Lenders at such time.

                  "REQUIRED LENDERS" means, at any time, Lenders having outstanding Loans and Commitments hereunder representing more than 50% of the sum of the total Loans and Commitments outstanding hereunder at such time; PROVIDED that at any time that there are any Non-Nortel Lenders and the Non-Nortel Lenders do not hold Loans and Commitments outstanding hereunder representing more than 50% of the total Loans and Commitments outstanding hereunder at such time, "Required Lenders" means both (a) Lenders having outstanding Loans and Commitments representing more than 50% of the total Loans and Commitments outstanding hereunder at such time and (b) Non-Nortel Lenders having outstanding Loans and Commitments representing more than 50% of the total Loans and Commitments outstanding hereunder held by Non-Nortel Lenders at such time.

                  "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which any commercial banks subject to regulation by the Board are subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "SYNDICATION MILESTONE DATE" means the date on which the Minimum Third Party Syndication is consummated.

                  "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "TRANCHE A COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Loans hereunder during the Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche A Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable.

                  "TRANCHE A LOAN" means a Loan made pursuant to clause (a) of
Section 2.01.

                  "TRANCHE B COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche B Loans hereunder during the Availability Period, expressed as an amount representing the maximum aggregate principal amount of the Tranche B Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's

Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable.

                  "TRANCHE B LOAN" means a Loan made pursuant to clause (b) of
Section 2.01.

                  "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "Tranche A Loan") or by Type (E.G., a "LIBOR Loan") or by Class and Type (E.G., a "Tranche A LIBOR Loan"). Borrowings also may be classified and referred to by Class (E.G., a "Tranche A Borrowing") or by Type (E.G., a "LIBOR Borrowing") or by Class and Type (E.G., a "Tranche A LIBOR Borrowing").

                  SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.

                  SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if Holdings notifies the Administrative Agent that Holdings requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative

Agent notifies Holdings that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.05. PROVISIONS OF COMMON AGREEMENT, COLLATERAL AGENCY AGREEMENT AND FUNDING AGREEMENT. Each Lender acknowledges and agrees to the terms of each of the Common Agreement, the Collateral Agency Agreement and the Funding Agreement and authorizes the Administrative Agent to execute and deliver each of the Common Agreement, the Collateral Agency Agreement and the Funding Agreement, whereupon each Lender shall be bound by the terms of each such agreement. The Administrative Agent agrees with the Lenders that it will communicate any approval or disapproval of any waiver or modification or any instruction in respect of remedies to the Collateral Agent under the Collateral Agency Agreement in accordance with the instructions received by the Administrative Agent from the respective Lenders; PROVIDED, that this sentence shall not prevent any Agent from exercising any discretion, authority or power given to it under the Loan Documents nor otherwise modify or vary the provisions of Section 8.02 of the Common Agreement or Article VIII of the Collateral Agency Agreement. All provisions of the Common Agreement relating to any Loan Document shall (regardless of whether incorporated in this Agreement by reference thereto) apply to this Agreement where the context requires. Similarly, all provisions of the Common Agreement relating to any Loan (as defined therein) shall (regardless of whether incorporated in this Agreement by reference thereto) apply to each Loan hereunder where the context requires. In the case of any conflict between the terms of the Common Agreement and the terms of this Agreement, the terms of this Agreement, as among Holdings, the Borrower, the Administrative Agent and the Lenders, shall control. It is understood, however, that the Collateral Agency Agreement provides, under the circumstances set forth therein, for the manner in which certain rights and remedies are to be implemented, exercised and effected, and that, to the extent any provision of the Common Agreement is referred to herein or stated herein to be applicable to this Agreement, any exercise of a right or remedy set forth herein shall be subject to the applicable provisions, if any, of the Collateral Agency Agreement. It is also understood that after execution of this Agreement, but on or prior to the Effective Date, the parties will enter into the Funding Agreement in order to set forth certain of the procedures and terms of the arrangements pursuant to which the proceeds of the Loans will be made available and, in the event of any conflict between the terms of this Agreement relating to such procedures and terms and those of the Funding Agreement, the terms of the Funding Agreement shall control, and all provisions of the Funding Agreement relating to the Loans shall (regardless of whether incorporated in this Agreement by reference thereto) apply to each Loan hereunder where the context requires.

                                   ARTICLE II
                                    THE LOANS

                  SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees:

                  (a) to make Tranche A Loans to the Borrower (or as otherwise provided in the Funding Agreement) at any time and from time to time during the Availability Period in an aggregate principal amount not exceeding its remaining Tranche A Commitment at the time; and

                  (b) to make Tranche B Loans to the Borrower (or as otherwise provided in the Funding Agreement) at any time and from time to time during the Availability Period in an aggregate principal amount not exceeding its remaining Tranche B Commitment at the time.

                  Principal amounts repaid in respect of Loans may not be reborrowed.

                  SECTION 2.02. LOANS AND BORROWINGS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type and Class made by the Lenders ratably in accordance with their respective Commitments; PROVIDED that if a Fronting Commitment of any Class is assigned by a Nortel Lender then, until such Fronting Commitment is fully drawn, (i) such Nortel Lender shall not be required to make any additional Loans of such Class and (ii) the amount of the Loan to be made by the assignee of such Fronting Commitment pursuant to each Borrowing shall equal the amount of the Loan that would have been made by such assignee pursuant to such Borrowing without giving effect to such assignment plus either (A) the amount of the Loan that would have been made by such Nortel Lender pursuant to such Borrowing without giving effect to such assignment or, if less, (B) the remaining amount of such Fronting Commitment. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED FURTHER that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Sections 2.05 and 2.12, each Borrowing shall be comprised entirely of LIBOR Loans or ABR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate (other than a foreign branch or Affiliate located in a Project Country) of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is (i) if there are not any Non-Nortel Lenders participating in such Borrowing, not less than $500,000 and (ii) if there are any Non-Nortel Lenders participating in such Borrowing, not less than $1,000,000. At the time that each ABR Borrowing (other than a Capitalized Borrowing) is initially made, such Borrowing shall be in an aggregate amount that is not less than $500,000; PROVIDED that an ABR Borrowing may be in an aggregate amount that is equal to the entire remaining Commitments of the applicable Class. Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of eight LIBOR Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing as a LIBOR Borrowing if the Interest Period with respect thereto would end after the Maturity Date.

                  SECTION 2.03. REQUESTS FOR BORROWINGS. (a) To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone not later than 11:00 a.m., New York City time, five Business Days before the date of the proposed Borrowing; PROVIDED that, except for Capitalized Borrowings and Borrowings made on the Effective Date, the Borrower may only make Borrowings on the first Business Day of each calendar month. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form reasonably satisfactory to the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the aggregate amount of such Borrowing and the use of proceeds therefrom (and each written Borrowing Request shall attach copies of the invoices to be paid (or for which the applicable Loan Party is to be reimbursed in accordance with the Funding Agreement) with such proceeds, except to the extent such Borrowing is (A) a Capitalized Borrowing or (B) a Borrowing made on the Effective Date that refinances Indebtedness set forth on Schedule 5.02(a) owed by a Loan Party to Nortel or one of its Affiliates); PROVIDED, that the Borrower need not provide copies of invoices with respect to applicable expenses not exceeding $25,000 that are to be (and are permitted to be) paid with the proceeds of any Tranche B Borrowing if the Borrower attaches a certificate of a Financial Officer to the effect that such expenses have been or will be properly paid with the proceeds of Tranche B Loans in accordance with Section 5.10 of the Common Agreement and Section 5.02 hereof;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a LIBOR Borrowing or an ABR Borrowing (and, if such Borrowing is to be a LIBOR Borrowing, the duration of the initial Interest Period applicable thereto);

                  (iv) the Class of such Borrowing; and

                  (v) if any proceeds of such Borrowing are to be advanced in cash to the Borrower, the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the applicable requirements of the Funding Agreement and the Collateral Agency Agreement.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent shall, at the request of Nortel so long as Nortel Lenders are the only Lenders with Tranche A Commitments hereunder, cause Tranche A Loans to be advanced by the Lenders for and on behalf of the Borrower whether or not (i) any Borrowing Request is given in accordance with Section 2.03(a), (ii) any of the conditions precedent set forth in Article IV hereof are satisfied, (iii) any Default exists, or (iv) any other fact or circumstance exists, if Nortel shall have given five Business Days' prior written notice to the Administrative Agent and the Borrower of Nortel's desire to cause the Lenders to make such Loans and all proceeds of such Loans are used to pay the Purchase Price of Qualifying Purchases under the Nortel Supply Contract that have not been disputed and that have not been paid when due. All Loans advanced pursuant to this Section 2.03(b) shall be Tranche A Loans and shall be initially advanced as LIBOR Borrowings with a three month Interest Period or, if the maximum number of Interest Periods for LIBOR Borrowings is already then in effect, as ABR Borrowings (but after such advancement, such Borrowings may be converted or continued in accordance with Section 2.05 of this Agreement). For the purposes of this Section 2.03(b), if a Lender that is not a Nortel Lender holds a Tranche A Commitment that, when funded, would result in a Nortel Loan, such Lender shall be deemed to be a Nortel Lender.

                  SECTION 2.04. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Funding Agent most recently designated for such purpose by notice to the Lenders in accordance with the Funding Agreement, or as otherwise provided in the Funding Agreement. The proceeds of the Loans shall be made available by the Funding Agent as provided in the Funding Agreement.

                  (b) Unless the Funding Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Funding Agent such Lender's share of such Borrowing, the Funding Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to or for the account of the Borrower a corresponding amount as provided in the Funding Agreement. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Funding Agent, then the applicable Lender and the Borrower severally agree to pay to the Funding Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to but excluding the date of payment to the Funding Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Funding Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Funding Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. INTEREST ELECTIONS. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing, as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form reasonably satisfactory to the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing;

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be a LIBOR Borrowing or an ABR Borrowing; and

                  (iv) in the case of a LIBOR Borrowing, the duration of the Interest Period applicable thereto.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a LIBOR Borrowing with an Interest Period of three months' duration (or converted to an ABR Borrowing, if the end of such Interest Period occurs less than three months prior to the Maturity Date). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.06. TERMINATION AND REDUCTION OF COMMITMENTS. Commitments shall be terminated or reduced as provided in and subject to the requirements of Sections 2.02 and 2.03 of the Common Agreement.

                  SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender as provided in Section 2.08.

                  (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Lender making such Loan, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (c) The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of the

Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (d) The Borrower shall prepare, execute and deliver to each Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. The Loans shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein and its registered assigns.

                  SECTION 2.08. AMORTIZATION OF LOANS. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Borrowings on each date set forth below in an aggregate amount equal to the percentage set forth opposite such date multiplied by an amount equal to the sum of all Loans made hereunder (whether or not previously repaid):

                        DATE                          PERCENTAGE
                        ----                          ----------
                    June 30, 2004                         5%
                  December 31, 2004                       5%
                    June 30, 2005                         10%
                  December 31, 2005                       10%
                    June 30, 2006                         10%
                  December 31, 2006                       15%
                    June 30, 2007                         15%
                  December 31, 2007                       15%
                    June 30, 2008                         15%

                  (b) To the extent not previously paid, all Loans shall be due and payable on the Maturity Date.

                  (c) Any prepayment of a Borrowing made pursuant to paragraph
(a) of Section 2.03 of the Common Agreement shall be applied to reduce the subsequent scheduled repayments of the Borrowings to be made pursuant to this Section ratably. Any other prepayment of a Borrowing shall be applied to reduce the subsequent scheduled repayments of the Borrowings to be made pursuant to this Section in reverse chronological order; PROVIDED that prepayments of Borrowings as a result of any Agency Capital Market Transaction arranged by Nortel shall be applied to reduce the subsequent scheduled repayments of the Borrowings to be made pursuant to this Section in such manner and order so that, immediately after giving effect thereto, the scheduled repayments of the Borrowings to be made pursuant to this Section, together with the scheduled repayments of the principal in respect of the Indebtedness incurred pursuant to such Agency Capital Market Transaction that resulted in such prepayment, combined, will be the same as (or at any time not greater than) the remaining scheduled repayments of the Borrowings to be made pursuant to this Section immediately prior to such prepayment.

                  (d) Prior to any repayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 2:00 p.m., New York City time, three Business Days before the scheduled date of such repayment; PROVIDED (i) that the Borrower shall select Borrowings to be repaid such that each Lender shall receive its pro rata share of such repayment as provided in Section 2.16 and (ii) such selection shall be made in accordance with Section 2.03 of the Common Agreement. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Borrowings shall be accompanied by the payment of accrued interest on the amount thereof.

                  SECTION 2.09. PREPAYMENT OF LOANS. The Borrowings shall be subject to optional and mandatory prepayment as set forth in Section 2.03 of the Common Agreement.

                  SECTION 2.10. FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate per annum equal to 1.50% on the daily aggregate amount of the Commitments of such Lender (or, during the period from and including the Closing Date to but excluding the Effective Date, on the excess of the daily aggregate amount of the Commitments of such Lender over the corresponding daily aggregate principal amount of any outstanding Indebtedness owed by any Loan Party to such Lender to finance the purchase of equipment or services from Nortel) during the period from and including the Closing Date to but excluding the date on which the Commitments terminate (including pursuant to Section 2.02 of the Common Agreement). Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay to Nortel, for its own account, fees in the amounts and at the times separately agreed.

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, (i) to the Administrative Agent, (ii) to Nortel, in the case of fees payable to it, or (iii) to the Administrative Agent, in the case of commitment fees, for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

                  (b) The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

                  (c) Notwithstanding the foregoing, if any Event of Default occurs (other than an Event of Default described in Section 7.01(f) of the Common Agreement), then from the date such Event of Default occurs until such Event of Default is cured or waived, (i) each Loan outstanding shall bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section and (ii) all accrued interest on the Loans, fees and other amounts payable by the Borrower under the Loan Documents, in each case that is due and payable and has not been paid, shall bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) All accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount of such Loan repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

                  SECTION 2.12. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a LIBOR Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by a majority in interest of the Lenders participating in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone (confirmed in writing promptly thereafter) or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing. It is understood that if Nortel or an Affiliate of Nortel is a Lender participating in a Borrowing, then such Lender and its Loans included in such Borrowing shall be disregarded for purposes of clause (b) above except to the extent that participations or other interests in such Lender's Loans are beneficially owned by other investors.

                  SECTION 2.13. INCREASED COSTS. (a) If any Change in Law (other than any Change in Law relating to Taxes, which shall be governed by Section 2.15) shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. It is understood that if Nortel or any Affiliate of Nortel is a Lender, then such Lender shall not be entitled to the benefits of this Section 2.13 except to the extent that participations or other interests in such Lender's Loans are beneficially owned by other investors.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and an explanation of the basis therefor shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies Holdings or the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.14. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. If a Lender is not a commercial bank, such Lender may determine amounts due to it pursuant to the preceding sentence by any other reasonable method designed to calculate funding losses for the relevant Interest Period. A certificate of any Lender setting forth in reasonable detail the basis for any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent demonstrable error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

                  SECTION 2.15. TAXES. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate including a reasonably detailed calculation as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate; PROVIDED that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

                  (f) If a Lender changes its applicable lending office (other than pursuant to Section 2.17) and the effect of the change, as of the date of the change, would be to cause the Borrower to become obligated to pay any greater amount under Section 2.13 or 2.15 than it would otherwise have been obligated to pay the Lender as of such date, then the Borrower shall not be obligated to pay such greater amount.

                  (g) If any Agent or Lender determines in good faith that it has received a refund of Indemnified Taxes or Other Taxes for which the Borrower has made payments pursuant to this Section 2.15 which such Agent or Lender is able to identify as such, then such Agent or Lender, as the case may be, shall promptly pay such refund (but only to the extent of any indemnity payments made by the Borrower pursuant to this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund) net of all out-of-pocket expenses of such Agent or Lender and without interest (other than any interest with respect to such refund received from the relevant Governmental Authority) to the Borrower; PROVIDED, HOWEVER, that the Borrower agrees promptly to return such refund (together with any interest, penalties or other charges with respect thereto due to the relevant Governmental Authority) to such Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant Governmental Authority. Notwithstanding anything to the contrary contained in this clause (g), no Lender or Agent shall have any obligation to disclose any of such Person's books, records or tax filings (or any other information relating to Taxes which it deems confidential) to the Borrower or any other Person.

                  SECTION 2.16. PAYMENTS GENERALLY; PRO RATA TREATMENT. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 (noon), New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at such account in New York, New York as the Administrative Agent shall from time to time specify by notice, except that payments pursuant to Sections 2.10(b), 2.10(c), 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under this Agreement shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under this Agreement shall be made in Dollars.

                  (b) Each repayment or prepayment of principal of the Loans hereunder, or selection of Borrowings for repayment or prepayment, shall be made such that the benefit of such repayment or prepayment is shared by the Lenders ratably in accordance with the aggregate principal amount of their respective Loans then outstanding. Each reduction of the Commitments hereunder shall be made such that the benefit of such reduction is shared by the Lenders ratably in accordance with the aggregate principal amount of their respective Commitments then outstanding, except as otherwise required by Article II of the Common Agreement.

                  (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) Without limiting the generality of paragraph (a) above, the Borrower's obligations to make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or otherwise) shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, counterclaim, defense or recoupment for any reason, including any dispute with, breach of representation or warranty by or claim against any supplier, manufacturer, installer, vendor or distributor, including Nortel.

                  (f) Notwithstanding the foregoing, the Lenders acknowledge and agree that they shall have no recourse against the Borrower's statutory capital, in a maximum aggregate amount of EURO 18,000, in respect of the Loans; PROVIDED that, for purposes hereof (i) such statutory capital shall be deemed to be represented by the last remaining assets of the Borrower, and recourse to the Borrower's assets shall not be limited or otherwise impaired or restricted until all other assets of the Borrower have been exhausted and (ii) the Collateral shall not be deemed to consist of such statutory capital.

                  SECTION 2.17. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.
(a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender, any Agent or any Governmental Authority for the account of any Lender or any Agent pursuant to
Section 2.15, then such Lender or Agent shall use all commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or Agent, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and
(ii) would not subject such Lender or Agent to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Agent. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Agent in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) unless the requesting Lender is an Affiliate of the Administrative Agent, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), or such lesser or greater amounts as may be agreed by such Lender in its sole and absolute discretion, and (iii) such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  Each of Holdings and the Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article III of the Common Agreement are true and correct.

                                   ARTICLE IV
                                   CONDITIONS

                  SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans hereunder shall not become effective until the Effective Date, as provided in Section 4.01 of the Common Agreement.

                  SECTION 4.02. EACH BORROWING. (a) The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the conditions set forth in Section 4.02 of the Common Agreement.

                  (b) In addition, no Lender shall be required to make a Tranche B Loan on the occasion of any Tranche B Borrowing if, after giving effect to all Loans requested to be made hereunder on the date of such Borrowing, the aggregate principal amount of Tranche B Loans outstanding hereunder would exceed 50% of the aggregate principal amount of Tranche A Loans outstanding hereunder on such date.

                  (c) Each Borrowing shall be deemed to constitute a representation and warranty by each of Holdings and the Borrower on the date thereof as to the matters set forth in Section 4.02 of the Common Agreement and in paragraph (b) of this Section 4.02.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS


                  SECTION 5.01. COVENANTS CONTAINED IN THE COMMON AGREEMENT. Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that it will observe and perform each of the covenants set forth in Article V of the Common Agreement.

                  SECTION 5.02. USE OF PROCEEDS. The proceeds of Tranche A Loans will be applied solely (a) to make the payments due to Nortel for the Purchase Price of Qualifying Purchases pursuant to the Nortel Supply Contract, (b) in the case of Tranche A Loans made on the Effective Date, to pay amounts set forth on
Schedule 5.02(a) owing by the Loan Parties to Nortel and its Affiliates on the Effective Date and (c) to make Local Financing Loans necessary to effect the making of Loans for the purposes described in clauses (a) and (b) of this sentence; PROVIDED that, in the case of Tranche A Loans made on the Effective Date, the Borrower may request Borrowings of additional Tranche A Loans in an aggregate amount not to exceed (i) the total amount set forth on Schedule 5.02(b) representing amounts paid to Nortel prior to the date hereof and (ii) any other amounts approved by Nortel in writing as permitted to be financed with additional Tranche A Loans on the Effective Date. The proceeds of Tranche B Loans will be applied solely (a) to pay duties and taxes for the importation of equipment purchased under the Nortel Supply Contract on or after the Effective Date, (b) to pay installation and systems integration expenses of equipment purchased under the Nortel Supply Contract on or after the Effective Date (to the extent not performed by Nortel or any of its Affiliates or any of their subcontractors), (c) in the case of Tranche B Loans made on the Effective Date, to reimburse the Borrower for actual, out-of-pocket expenses of the type described in clauses (a) and (b) of this sentence for equipment purchased under the Nortel Supply Contract prior to the Effective Date (and, to the extent approved in writing by Nortel, for equipment purchased from Nortel prior to execution and delivery of the Nortel Supply Contract) to the extent invoices, receipts or other reasonably acceptable documents evidencing such expenses have been delivered to the Administrative Agent, (d) to pay (i) interest and fees payable under this Agreement, (ii) fees payable under the Syndication Assistance Agreement, to the extent such fees are payable to Nortel, (iii) out-of-pocket expenses required to be paid or reimbursed by Holdings or the Borrower pursuant to clause (i) or (ii) of Section 8.03(a) of the Common Agreement and fees payable to the Administrative Agent and the Collateral Agent, but in each case only to the extent allocable to this Agreement (it being understood that (A) Nortel's direct out-of-pocket expenses are all allocable to this Agreement and
(B) fees payable to Bankers Trust Company for services as Administrative Agent under the three Initial Participating Credit Agreements, fees payable to the Collateral Agent and out-of-pocket expenses that are not directly related to a particular Initial Participating Credit Agreement, such as legal fees and expenses for common counsel, are allocable to each Initial Participating Credit Agreement ratably based on the aggregate amount of Commitments and Loans thereunder) and (iv) out-of-pocket expenses paid or payable by Holdings or the Borrower in connection with the negotiation, execution and delivery of the Loan Documents and satisfaction of the conditions to availability of Loans thereunder and other out-of-pocket expenses incurred by any Loan Party in connection with the borrowing of the Loans and maintenance of the security interests in the Collateral (including the fees, costs and expenses of the Local Financing Bank) or any amendment, modification or waiver of any of the Loan Documents, which in each case shall be allocated to each Initial Participating Credit Agreement ratably based on the aggregate amount of Commitments and Loans thereunder, and
(e) to make Local Financing Loans necessary to effect the making of Loans for the purposes described in clauses (a) through (d) of this sentence; PROVIDED that no Loans made under this Agreement may be used, directly or indirectly, to finance the purchase of equipment or services provided by a Competitor of Nortel (including any other Supplier under any other Supply Contract), except as expressly provided on Schedule 5.02(c). The proceeds of each Borrowing shall be applied to the purposes, and in the amounts, set forth in the Borrowing Request delivered under this Agreement with respect to such Borrowing on the date on which such Borrowing shall have been made. To the extent proceeds of any Borrowing are advanced in cash, such proceeds will be deposited into bank accounts, held and transferred in the manner described in Section 5.08 of the Collateral Agency Agreement.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of Holdings and the Borrower covenants and agrees with the Lenders that it will observe and perform each of the covenants set forth in
Article VI of the Common Agreement.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

                  The Events of Default hereunder shall be as provided in
Article VII of the Common Agreement. Upon the occurrence of any such Event of Default (other than an event with respect to the Borrower or Holdings described in clause (i), (j) or (k) of Section 7.01 of the Common Agreement), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Enforcement Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower owing to any of the Agents and the Lenders accrued under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower or Holdings described in clause (i), (j) or (k) of Section 7.01 of the Common Agreement, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower owing to any of the Agents and the Lenders accrued under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. If any Loans are declared due and payable pursuant to clause (ii) above or if the Collateral Agent commences the exercise of remedies under any of the Security Documents to foreclose upon or sell any Collateral while an Event of Default has occurred and is continuing, then the Commitments shall automatically terminate.

                                  ARTICLE VIII
                                   THE AGENTS

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower, any Subsidiary or any other Affiliate of Holdings as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or
Article VII), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Loan Parties that is communicated to or obtained by the Person serving as

Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or Article VII) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth or referred to in Article IV hereof or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Except to the extent that the provisions hereof require writings, the Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent; PROVIDED that neither Holdings nor the Borrower shall, without its consent, be liable for any fees payable to any such sub-agent, except for any fees payable in connection with the exercise of rights or remedies when an Event of Default has occurred and is continuing. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a commercial bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The retiring or removed Administrative Agent shall provide to its successor the original or true and accurate copies of all of its books and records relating to this Agreement and the transactions contemplated hereby. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                  Each Lender acknowledges and agrees to the terms of the Collateral Agency Agreement and to the appointment of the Collateral Agent to act as collateral agent under the Collateral Agency Agreement and the other Loan Documents.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  SECTION 9.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to Holdings, to it at AT&T Latin America, 220 Alhambra Circle, Suite 900, Coral Gables, FL 33134, Attention Chief Financial Officer, Telecopy No. (305)459-6305, with a copy (in the case of notices and other communications relating to amendments, waivers or Defaults) to General Counsel, Telecopy No. (305) 459-6404;

                  (b) if to the Borrower, to it at "Atrium" 7th floor, Strawinskylaan 3105, 1077 ZX Amsterdam, the Netherlands, Attention of Mr. Jorre Rienstra, with a copy to P.O. Box 1469, 1000 BL Amsterdam, the Netherlands, Attention of Mr. Jorre Rienstra, Telecopy No. 3120 406-4555;

                  (c) if to the Administrative Agent, to it at 60 Wall Street (17th Floor), New York, NY 10005, Mail Stop NYC 60-1701, Attention of Adrian Cioinigel (Telecopy No. (212) 797-0407);

                  (d) if to Nortel, to it at 8200 Dixie Road, Suite 100, Brampton, Ontario Canada L6T 5P6, Attention of Vice President and Treasurer (Telecopy No. (905) 863-8258); and

                  (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. WAIVERS; AMENDMENTSS. (a) No failure or delay by either Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether an Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest on such Loan, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
(iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 9.02(b) or the definition of "Required Lenders" or "Required Enforcement Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender or (vi) so long as any Nortel Lender has any Commitment, change Section 5.02 without the written consent of Nortel (in addition to the consent of the Required Lenders); PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent without the prior written consent of such Agent. In addition, any waiver, amendment or modification to this Agreement shall be subject to compliance with Section 8.02 of the Collateral Agency Agreement.

                  SECTION 9.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Borrower shall pay costs and expenses and shall indemnify the Administrative Agent and each Lender and each Related Party of any of the foregoing Persons as provided in Section 8.03(a) and Section 8.03(b) of the Common Agreement. Neither the Borrower nor Holdings shall assert and each of them agrees to waive claims and damages as provided in Section 8.03(c) of the Common Agreement. All amounts due under this Section shall be payable as provided in Section 8.03(d) of the Common Agreement.

                  (b) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent as provided in Section 8.03(a) and Section 8.03(b) of the Common Agreement, each Lender severally agrees to pay to the Administrative Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total outstanding Loans and unused Commitments at the time.

                  SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that
(i) except in the case of an assignment to Nortel, a Lender or an Affiliate of Nortel or of a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) in the case of an assignment to any Person other than an Eligible Assignee, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to Nortel, a Lender or an Affiliate of Nortel or a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment and Loans, the amount of the Commitment and Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Borrower otherwise consents, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement (except that this clause shall not prohibit the assignment of a Fronting Commitment as contemplated by Section 2.02), except that this clause shall not be construed to prohibit the assignment of a proportionate part of all of the assigning Lender's rights and obligations in respect of (A) Loans separately from (or without assigning) Commitments, (B) Commitments separately from (or without assigning) Loans or (C) Loans or Commitments of any Class separately from (or without assigning) Loans or Commitments of any other Class,
(v) the parties to each assignment shall execute and deliver to the Administrative Agent with a copy to the Borrower an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (vii) the assignee shall make the representations and warranties (which shall be included in the Assignment and Acceptance required by clause (v) above) set forth on Schedule 9.04(b), except that the representation and warranty contained in clause (a) of the last paragraph thereof shall only be required until an ICA Exemption Order is obtained; PROVIDED FURTHER that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Notwithstanding the foregoing, no assignee shall be entitled to receive any greater payment under Section 2.13 or 2.15 than the assigning Lender would have been entitled to receive as of the date of assignment with respect to the rights assigned, unless the Borrower has consented in writing to the assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Holdings, the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) Holdings, the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) no Lender may sell any such participation to a Competitor of Holdings and its Subsidiaries without the prior written consent of the Borrower unless the Loans have become or been declared immediately due and payable pursuant to Article VII. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13,
2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 9.10 of the Collateral Agency Agreement as though it were a Lender.

                  (f) A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) and (g) as though it were a Lender. In addition, a Participant shall be entitled to receive amounts under Sections 2.13 and 2.15 only to the extent that, and in no greater amount than, the Lender selling the participation would be entitled to receive if the participation had not been entered into or sold unless the sale of the participation to such Participant is made with the Borrower's prior written consent (and in any event without duplication of amounts payable to such Lender pursuant to Section 2.13 or 2.15 after the sale of such participation with respect to the participation sold).

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that (i) no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or (whether or not a foreclosure on such rights has been made) substitute any such pledgee or assignee for such Lender as a party hereto and (ii) no such pledgee or assignee shall be a Competitor of Holdings unless an Event of Default has occurred and is continuing at the time of such pledge or assignment.

                  (h) The Borrower agrees to use its commercially reasonable efforts to obtain an ICA Exemption Order as promptly as practicable following the Effective Date.

                  SECTION 9.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to the agreement of Holdings and the Borrower to cooperate with Nortel with respect to marketing, selling or syndicating Loans and Commitments or with respect to fees payable to Nortel or either Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. To the extent permitted by law, each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings or the Borrower or its properties in the courts of any jurisdiction.

                  (c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in the first sentence of paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each of Holdings and the Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding described in paragraph (b) above. If for any reason such designee, appointee and agent shall cease to act as such, each of Holdings and the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVERS. (a) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OF THE OTHER SUPPORT DOCUMENTS OR ANY SECURED INSTRUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, ANY OF THE OTHER SUPPORT DOCUMENTS OR ANY SECURED INSTRUMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

                  (b) WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS, SUCH PARTY HEREBY WAIVES SUCH IMMUNITY AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS NAMED IN SECTION 9.09(B), THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR ATTACHMENT EITHER PRIOR TO JUDGMENT OR IN AID OF EXECUTION,

BY REASON OF SOVEREIGN IMMUNITY, OR OTHERWISE, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER SUPPORT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

                  SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. CONFIDENTIALITY. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Participating Credit Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to a written agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of Holdings or the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or Section 8.12 of the Common Agreement or (ii) becomes available to either Agent or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, "INFORMATION" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is publicly available or available to either Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and

Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.14. JUDGMENT CURRENCY. (a) The Borrower's obligations hereunder and each of the Borrower's and the other Loan Parties' obligations under the other Loan Documents to make payments in Dollars (the "OBLIGATION CURRENCY") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange at which such Judgment Currency can be converted into the Obligation Currency (as quoted on the applicable Reuters World Spot Page) determined, in each case, as of 11:00 a.m., New York City time, on the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "JUDGMENT CURRENCY CONVERSION DATE").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining the rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   AT&T LATIN AMERICA CORP.,


                                   by
                                   --------------------------------------------
                                   Name:
                                   Title:


                                   LATIN AMERICAN EQUIPMENT FINANCE, B.V.,

                                   by: ABN AMRO Trust Company (Nederland) B.V.,
                                   as its Managing Director,

                                   by
                                   --------------------------------------------
                                   Name:
                                   Title:


                                   by
                                   --------------------------------------------
                                   Name:
                                   Title:


                                   NORTEL NETWORKS LIMITED,


                                   by
                                   --------------------------------------------
                                   Name:
                                   Title:


                                   BANKERS TRUST COMPANY,


                                   by
                                   --------------------------------------------
                                   Name:  James Portela
                                   Title:


                                   by
                                   --------------------------------------------
                                   Name:  David May
                                   Title:

                                                                   Schedule 2.01
                                   COMMITMENTS

                                        TRANCHE A                  TRANCHE B
LENDER                                 COMMITMENT                 COMMITMENT
------                                 ----------                 ----------

Nortel Networks Limited               $ 44,838,000                $ 22,162,000

                                                         NORTEL SCHEDULE 5.02(a)



                            REFINANCED INDEBTEDNESS


                NOTE DATE                                    AMOUNT
                ---------                                    ------
                06-28-2001                                5,092,122.56
                06-28-2001                                  316,941.00
                06-28-2001                                1,711,015.52
                08-29-2001                                   31,842.00
                08-29-2001                                   95,361.74
                09-07-2001                                  649,918.00
                09-26,2001                                1,981,739.00
                09-26-2001                                  780,239.76
                                                       ---------------
                TOTAL                                   $10,659,179.58
                                                       ===============

                                                         NORTEL SCHEDULE 5.02(b)


                                    PAYMENTS


          PAYMENT DATE                                          AMOUNT
          ------------                                          ------
          03-23-2000                                         500,000.00
          05-18-2000                                       1,995,952.00
          06-01-2000                                          36,022.97
          09-01-2000                                          54,034.45
          10-25-2000                                         119,112.00
          10-25-2000                                          13,834.50
          10-31-2000                                          96,427.20
          11-06-2000                                          17,156.00
          11-06-2000                                          17,611.00
          11-06-2000                                          18,908.00
          11-06-2000                                          34,292.00
          11-07-2000                                          36,594.00
          11-07-2000                                          96,321.00
          11-22-2000                                          96,427.20
          12-05-2000                                             722.00
          12-05-2000                                          88,548.07
          12-05-2000                                          15,640.00
          12-05-2000                                          72,908.07
          12-22-2000                                          28,648.00
          12-22-2000                                             200.00
          12-31-2000                                         128,569.60
          03-11-2001                                         900,000.00
          03-11-2001                                       4,000,000.00
                                                          -------------
          TOTAL                                           $8,367,928.06
                                                          =============